BNY MELLON FUNDS TRUST

CERTIFICATE OF DESIGNATION

The undersigned hereby certifies that at a meeting duly called and held on December 6, 2011, at which a quorum was present and acting throughout, the Board of Trustees of BNY Mellon Funds Trust (the “Trust”), pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the Trust, authorized a new series of the Trust and designated an unlimited number of shares of beneficial interest, par value $.001 per share, of the classes thereof asset forth below:

Name of New Series	Classes

BNY Mellon Corporate Bond Fund	Class M Investor

The undersigned further certifies that the Board of Trustees of the Trust has previously duly authorized the following series of the Trust and designated the following classes thereof:

Name of Existing Series	Classes

BNY Mellon Large Cap Stock Fund	Class M Investor
BNY Mellon Income Stock Fund	Class M Investor
BNY Mellon Mid Cap Stock Fund	Class M Investor Dreyfus Premier
BNY Mellon Small Cap Stock Fund	Class M Investor
BNY Mellon U.S. Core Equity 130/30 Fund	Class M Investor
BNY Mellon International Fund	Class M Investor
BNY Mellon International Equity Income Fund	Class M Investor
BNY Mellon Emerging Markets Fund	Class M Investor
BNY Mellon Bond Fund	Class M Investor
BNY Mellon Intermediate Bond Fund	Class M Investor

BNY Mellon National Intermediate Municipal Bond Fund	Class M Investor Dreyfus Premier
BNY Mellon National Short-Term Municipal Bond Fund	Class M Investor
BNY Mellon Massachusetts Intermediate Municipal Bond Fund	Class M Investor Dreyfus Premier
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon Short-Term U.S. Government Securities Fund	Class M Investor
BNY Mellon Asset Allocation Fund	Class M Investor
BNY Mellon Money Market Fund	Class M Investor
BNY Mellon National Municipal Money Market Fund	Class M Investor
BNY Mellon Intermediate U.S. Government Fund	Class M Investor
BNY Mellon International Appreciation Fund	Class M Investor
BNY Mellon New York Intermediate Tax-Exempt Bond Fund	Class M Investor
BNY Mellon Municipal Opportunities Fund	Class M Investor
BNY Mellon Focused Equity Opportunities Fund	Class M Investor
BNY Mellon Small/Mid Cap Fund	Class M Investor
BNY Mellon Large Cap Market Opportunities Fund	Class M Investor

BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund	Class M Investor

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Designation this 6th day of December, 2011.

BNY MELLON FUNDS TRUST

By:  ___/s/ Joseph M. Chioffi__________________

            Name:  Joseph M. Chioffi

            Title:  Vice President